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                                                                     Exhibit 3.3

                                  COMPANIES ACT

                            CHAPTER 81, R.S.N.S. 1989

                MEMORANDUM OF ASSOCIATION OF UPR CAPITAL COMPANY

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1        -        The name of the Company is UPR CAPITAL COMPANY.
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2        -        There are no restrictions on the objects and powers of the
                  Company.
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3        -        Pursuant to subsection (11) of Section 26 of the Companies
                  Act, to the intent that subsection (9) of Section 26 not apply to the Company, the following powers are hereby expressly conferred upon the Company:

                           The Company shall have power to

                           (a) sell or dispose of its undertaking or a substantial part thereof;

                           (b) subject to the provisions of the Act with respect to reduction of capital, distribute any of its property in specie among its members; and

                           (c) amalgamate with any company or other body of persons.

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4        -        The liability of all of the members is unlimited.
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5        -        The undersigned, whose name and address is subscribed, is
                  desirous of being formed into a company, in pursuance of this Memorandum of Association, and agrees to take the number and kind of shares in the capital stock of the company set opposite its name.
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NAME, ADDRESS AND OCCUPATION                             NAME AND KIND OF SHARES
OF SUBSCRIBER                                            TAKEN BY THE SUBSCRIBER
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2435239 Nova Scotia Limited                         One (1) common share without
Per:     Mary M. Rowarth                            nominal or par value
         Assistant Secretary
1601 Lower Water Street
P.O. Box 730
Halifax, Nova Scotia
B3J2V1

   a Body Corporate

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TOTAL SHARES TAKEN: One (1) Common share without nominal or par value.

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DATED the 23rd day of March, 1998.
WITNESS to the above signature:  /s/ Valerie Vaughan MacKenzie

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NOTE:    Each subscriber must write his name, his full post office address, and his occupation, all in his own handwriting. Each subscriber must write, in words, and in his own handwriting, the number of shares he takes.